Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of GeoPark Limited of our reports dated July 18, 2013 relating to the consolidated financial statements of Hupecol Cuerva LLC, which appear in such Registration Statement.  We also consent to the reference to us under the headings “Presentation of financial and other information” and “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers Ltda.

Bogotá, Colombia

February 5, 2014